Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • March 2016



Consider your alternatives. **Invest smarter.**®

GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: March 2016

Currencies: The U.S. dollar fell against its global counterparts after the Federal Reserve announced it will increase interest rates more slowly than previously discussed. The Canadian dollar strengthened on the continued rally in crude oil markets. The British pound strengthened as concerns eased over a British exit from the European Union. The Australian dollar rose to its highest levels since August as GDP exceeded expectations.

Energy: Prices in the crude oil markets rose over 13% as U.S. production continued to fall and discussions continued among major oil producers about a potential output freeze. Natural gas markets rose over 14% as U.S. storage levels fell and forecasts for cooler weather in the U.S. represented a potential increase in heating-related demand.

Equities: Global equity markets rose, fueled by rising oil and commodity prices and by a weaker U.S. dollar. Equity markets were also helped by easing concerns over global growth, by the Federal Reserve's clarification about interest rate increases and by the European Central Bank's decision to cut interest rates and to increase its quantitative easing initiatives.

Fixed Income: Global fixed income markets moved lower as positive economic data and gains in the equities and commodities markets reduced demand for safe haven assets. A weaker dollar also put pressure on the fixed income markets.

Grains/Foods: Wheat prices increased on expectations of smaller crop yields and on speculation a weaker U.S. dollar will enhance U.S. exports. Soybean markets finished higher, bolstered by a weaker U.S. dollar and positive export sales data. Sugar prices rose on increased demand and news that Brazil's sugar production for 2017 would be lower than anticipated. Coffee markets rose as erratic weather patterns lowered expectations for future supplies.

Metals: Gold prices declined after positive U.S. jobs and manufacturing data and gains in the equity markets reduced demand for the safe haven asset. Copper prices rose on a weaker U.S. dollar, production cuts from copper producers and expectations China would unveil additional stimulus measures.

A Units
(Closed to New Investments)

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.52%	2.26%	-2.48%	3.79%	-6.93%	-3.79%	3.02%	-1.81%	-1.64%	-4.51%	-0.57%	-0.05%	**-12.95%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2016	4.27%	2.95%	-3.01%										**4.12%**

B Units
(Closed to New Investments)

2003	2004	2005	2006	2007	2008	2009	2010
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.58%	2.20%	-2.53%	3.74%	-6.98%	-3.84%	2.96%	-1.86%	-1.69%	-4.57%	-0.62%	-0.11%	**-13.52%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2016	4.20%	2.94%	-3.09%										**3.95%**

Global 1 Units

2009	2010
-4.32%	2.88%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.74%	2.00%	-1.85%	2.92%	-6.49%	-3.33%	3.09%	-1.25%	-1.34%	-4.01%	-0.39%	0.06%	**-11.18%**
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	**-3.30%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2016	4.32%	3.16%	-2.36%										**5.08%**

Global 3 Units

2009	2010
-6.04%	0.68%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.91%	1.76%	-2.01%	2.75%	-6.67%	-3.50%	2.92%	-1.43%	-1.52%	-4.17%	-0.56%	-0.11%	**-13.05%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2016	4.24%	3.05%	-2.54%										**4.69%**

A and B Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
MAR
2016

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
20%	5%	24%	31%	12%	8%

Global Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
MAR
2016

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	6%	22%	31%	13%	9%

Sector Positions at Month-End


Commodities 28%
Financials 72%
Energy 6%
Grains 13%
Metals 9%
Currencies 19%
Equities 22%
Fixed Income 31%
Mar 15
Apr 15
May 15
Jun 15
Jul 15
Aug 15
Sep 15
Oct 15
Nov 15
Dec 15
Jan 16
Feb 16
Mar 16
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.60%	5.81%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - March 2016	
Total Fund Assets (A,B, Legacy, Global)	$209M
12-Month Return	-11.39%
Average 12-Month Return	14.33%
36-Month Cumulative Return	-6.24%
60-Month Cumulative Return	-22.95%
Compounded Annualized ROR	10.36%
3-Year Compounded Annualized ROR	-2.13%
5-Year Compounded Annualized ROR	-5.08%
10-Year Compounded Annualized ROR	0.25%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 12/15)	-30.40%
Average 1-month Gain	5.84%
Average 1-month Loss	-4.07%
# of Winning Months	170
# of Losing Months	157

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2006 - March 2016		
↑↓	Moved in Opposite Directions	45%
↑↑	Positive Results for Both	33%
↓↓	Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.